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                                                                    EXHIBIT 99.1



For Immediate Release                                       Contact: Lorri Palko
                                                                  (404) 815-6717


                     DORSEY TRAILERS ENTERS INTO AGREEMENTS
                                 TO SELL ASSETS


ATLANTA, GEORGIA, March 28, 2001 - As previously announced, On December 4, 2000, Dorsey Trailers, Inc. (the "Company") filed a voluntary petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Middle District of Alabama, Montgomery, Alabama (Bankruptcy Case No. 00-6792-WRS). On March 22, 2001, the Company filed motions with the Bankruptcy Court whereby certain assets of the Company will be purchased for $4 million, subject to certain adjustments at closing, by the Dorsey Acquisition Group LLC, a Delaware limited liability company. Dorsey Acquisition Group LLC does not include any current or former officers, directors or insiders of the Company. The Asset Purchase Agreement entered into by the Company provides for the sale of real property at the Company's Elba, Alabama facility, machinery and equipment, and the Company's Elba, Alabama and Cartersville, Georgia locations and raw material and work-in-process inventory at the Elba, Alabama and Cartersville, Georgia locations and the Company's intellectual property including its tradename. The Asset Purchase Agreement does not provide for the sale of the Company's real property at its Cartersville, Georgia location nor the Company's assets at its Dillon, South Carolina location. The sale will not be finalized until the Bankruptcy Court has approved the Asset Purchase Agreement, bid procedures, and the final sales order.

The Company has previously filed a motion with the Bankruptcy Court for the sale of the personal property and inventory at its Dillon, South Carolina location to private investors for approximately $250,000 subject to certain adjustments at closing and continuing royalty payments. The Bankruptcy Court has not yet approved that transaction.

The Company has been unsuccessful in developing a workable restructuring plan under Chapter 11. Thus management has determined that the best alternative for the Company is to sell the assets of the Company in order to maximize the benefit to the creditors and for the possibility of manufacturing operations resuming. As previously stated, the proceeds from the sale of the Company's assets after payment of secured creditors and administrative claims will not be sufficient to fully satisfy the claims of the Company's unsecured creditors nor will there be anything to distribute to the Company's shareholders.



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The Company also announces today that Marilyn R. Marks, Chairman of the Board of
Directors of the Company has resigned her position with the Company effective March 18, 2001.

Dorsey Trailers, Inc. was in the business of designing, manufacturing, and marketing one of the broadest lines of high quality, customized truck trailers through three plants located in Alabama, Georgia, and South Carolina.

Certain statements in this press release and statements by the Company in reports to its stockholders and public filings, as well as, oral public statements by Company representatives may be deemed to be forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Any forward-looking statements included herein have been included based upon facts available to management as of the date of the statement. Any forward-looking statement is, however, inherently subject to the uncertainty of future events, whether economic, competitive or otherwise many of which are beyond the control of the Company, or which may involve determinations, which may be made by management in the future. There can, therefore be no assurances that the events or results described in such forward-looking statements will occur and actual events or results may vary materially from those included herein.

Without limitation, the following are some of the factors which may affect whether the events or results described in such forward-looking statements will occur: whether there is an approved plan of reorganization in which the Company continues as an ongoing operation, continued availability of credit from vendors, and continued use of cash collateral by lender. Readers should review and consider the various disclosures made by the Company in this press release and it reports to stockholders and reports filed with the Securities and Exchange Commission.



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